UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2006

FOSTER WHEELER LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	22-3802649 (IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey (Address of Principal Executive Offices)	08809-4000 (Zip Code)

Registrant’s telephone number, including area code: 908-730-4000
(Former Name or Former Address, if Changed Since Last Report.) Not applicable.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 14, 2006, the Board of Directors (the “Board”) of Foster Wheeler Ltd. (the “Company”) approved the recommendations of the Compensation Committee of the Board and authorized the Company to:

(a) increase the annual cash compensation paid to non-employee directors of the Board from $60,000 to $65,000;

(b) grant to each non-employee director of the Board, effective June 16, 2006, pursuant to the Foster Wheeler Ltd. Omnibus Incentive Plan (the “Plan”) an additional grant of:

(i) Restricted Stock Units, with a value equal to:

(A) four thousand two hundred forty-one dollars ($4,241), with the number of such Restricted Stock Units to be determined based on the fair market value of the Company’s common shares, $0.01 par value per share (the “Common Shares) (which is equal to the closing price of the Common Shares as of June 15, 2006), for Eugene Atkinson, Diane C. Creel, Stephanie Hanbury-Brown, Joseph J. Melone and James D. Woods; and

(B) eighteen thousand, three hundred seventy-five dollars ($18,375), with the number of such Restricted Stock Units to be determined based on the fair market value of the Common Shares (which is equal to the closing price of the Common Shares as of June 15, 2006), for Ralph Alexander; and

(C) nineteen thousand, two hundred fifty dollars ($19,250), with the number of such Restricted Stock Units to be determined based on the fair market value of the Company’s Common Shares (which is equal to the closing price of the Common Shares as of June 15, 2006), for Robert C. Flexon; and

(ii) Nonqualified Stock Options, with a value equal to:

(A) one thousand eight hundred seventeen dollars ($1,817), with the number of such Nonqualified Stock Options to be determined based on the fair market value of the Common Shares (which is equal to the closing price of the Common Shares as of June 15, 2006), for Eugene Atkinson, Diane C. Creel, Stephanie Hanbury-Brown, Joseph J. Melone and James D. Woods; and

(B) seven thousand, eight hundred seventy-five dollars ($7,875), with the number of such Nonqualified Stock Options to be determined based on the fair market value of the Common Shares (which is equal to the closing price of the Common Shares as of June 15, 2006), for Ralph Alexander; and

(C) eight thousand, two hundred fifty dollars ($8,250), with the number of such Nonqualified Stock Options to be determined based on the fair market value of the Common Shares (which is equal to the closing price of the Common Shares as of June 15, 2006), for Robert C. Flexon.

The Plan was previously approved by the Company’s shareholders at the Company’s 2006 general annual meeting of shareholders. The terms and conditions of each award that are material to the Company are as follows:

(a)	Transferability Restrictions. The options, units and underlying shares may not be sold, assigned, transferred, pledged or otherwise disposed of until the award, or portion thereof, vests.

(b)
Vesting. Each award will vest as follows: 100% on September 30, 2006, provided the non-employee director is in service with the Company as a director on such date. Notwithstanding the foregoing, the award will fully vest upon the following events: (i) a change in control (as defined in the Plan), (ii) death or (iii) disability (as defined in the Plan), each while serving as a non-employee director of the Company. If the non-employee director’s service with the Company ends for any other reason while the award remains unvested, a proportional number of shares covered by the unvested award will be immediately vested based on a ratio of the total number of months in service since May 1, 2006 over five.

(c)
Forfeiture Upon Termination for Cause or Engaging in Competitive Activity. If the non-employee director engages in “competitive activity” (as defined in the Plan) or is terminated for Cause (as defined in the Plan) before the award vests , the award agreement will immediately terminate. If the non-employee director engages in competitive activity during the six month period after ceasing to serve as a non-employee director of the Company, then the non-employee director will immediately forfeit the award as well as any Common Shares (as defined in the Plan) acquired through such award. If the non-employee director has sold any of the Common Shares, then the non-employee director must pay an amount equal to the proceeds of such sale to the Company.

Specimen forms of Director Restricted Stock Unit Agreements and Director Stock Option Agreements (the “Agreements”), to be entered into with each non-employee director, are filed as exhibits herewith. The above description of the Agreements is qualified, in its entirety, by the terms of the Agreements and the Plan.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1
Form of Director’s Restricted Stock Unit Award Agreement effective June 16, 2006 by and between Foster Wheeler Ltd. and each of Ralph Alexander, Eugene Atkinson, Diane C. Creel, Robert C. Flexon, Stephanie Hanbury-Brown, Joseph J. Melone and James D. Woods.

10.2
Form of Director’s Stock Option Agreement effective June 16, 2006 by and between Foster Wheeler Ltd. and each of Ralph Alexander, Eugene Atkinson, Diane C. Creel, Robert C. Flexon, Stephanie Hanbury-Brown, Joseph J. Melone and James D. Woods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: June 16, 2006	By:	/s/ Peter J. Ganz Peter J. Ganz Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Form of Director’s Restricted Stock Unit Award Agreement effective June 16, 2006 by and between Foster Wheeler Ltd. and each of Ralph Alexander, Eugene Atkinson, Diane C. Creel, Robert C. Flexon, Stephanie Hanbury-Brown, Joseph J. Melone and James D. Woods.

10.2
Form of Director’s Stock Option Agreement effective June 16, 2006 by and between Foster Wheeler Ltd. and each of Ralph Alexander, Eugene Atkinson, Diane C. Creel, Robert C. Flexon, Stephanie Hanbury-Brown, Joseph J. Melone and James D. Woods.